Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE
For further information, contact
Shelley M. Hickman
Director Global Communications
Tel: 414-768-4599 Fax: 414-768-5262
shickman@bucyrus.com
www.bucyrus.com

BUCYRUS INTERNATIONAL, INC. COMPLETES ACQUISITION

OF MINING BUSINESS OF TEREX CORPORATION

Acquisition creates premier mining equipment supplier

South Milwaukee, WI, USA, February 19, 2010 – Bucyrus International, Inc. (NASDAQ: BUCY), a world leader in the design and manufacture of mining equipment, announced today that it has completed its acquisition of the mining equipment business of Terex Corporation. The transaction will position Bucyrus as the premier supplier of mining equipment, serving its customers from nearly 100 locations around the world with a team approaching 10,000 people.

“We are pleased to announce this important milestone for Bucyrus as we begin our 130th year in business. This transaction is a unique opportunity to build an even stronger company for our customers, employees, and stockholders,” said Tim Sullivan, President and Chief Executive Officer of Bucyrus.

In connection with the acquisition, Bucyrus paid US$1.0 billion in cash and issued to Terex 5,809,731 shares of Bucyrus common stock. The number of shares was determined by dividing US$300 million by the trade weighted average share price of Bucyrus for a ten day period prior to signing the agreement on December 20, 2009. Bucyrus amended its existing credit agreement and raised additional term debt of $1.0 billion to fund the cash payment.

Bucyrus now offers a comprehensive product line of mining equipment driven by technology, quality, and first class service. Bucyrus designs and manufacturers world class machines and provides unparalleled aftermarket support throughout the life of its equipment. With the completion of this transaction, Bucyrus has extended the organization’s geographic footprint, diversified its product portfolio and positioned the company as a more globally competitive organization. Bucyrus doubles its addressable market from roughly US$15 billion to over US$30 billion.

“This transaction is a natural extension of our current operations; we’re one company with a proud history powered by hard-working, loyal employees who are passionate about mining,” Sullivan said. “We’ve reinforced our long-held values of safety, customer focus and reliability at work.”

Bucyrus’ portfolio now consists of walking draglines, electric rope shovels, the world’s largest hydraulic excavators, off-the-highway haul trucks, highwall miners, underground longwall systems, room and pillar mining systems and transport machinery and a full line of drills and belt systems for all mining applications. Bucyrus’ unmatched suite of surface and underground mining equipment is paired with its superior parts, consumable products and aftermarket support throughout the world.

About Bucyrus International, Inc.

Bucyrus is a world leader in the design and manufacture of high productivity mining equipment for the surface and underground mining industries. Bucyrus’ surface mining equipment is used for mining coal, copper, iron ore, oil sands and other minerals. Bucyrus’ underground mining equipment is used primarily for mining coal and also used in mining minerals such as potash and trona. In addition to machine manufacturing, Bucyrus manufactures high quality OE parts and provides world-class support services for their machines. Bucyrus’ corporate headquarters is located in South Milwaukee, Wisconsin, USA.

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Special Note Regarding Online Availability of Bucyrus Releases and Filings

All Bucyrus financial news releases and SEC filings are posted to Bucyrus’ websites. Material and financial releases as well as SEC filings are available at www.investors.bucyrus.com. Automatic email alerts for these postings are available from this site. Corporate and general releases as well as product information is available at www.bucyrus.com.

Special Note Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by the use of predictive, future tense or forward-looking terminology, such as “believes,” “anticipates,” “expects,” “estimates,” “intends,” “may,” “will” or similar terms. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may differ materially from those contained in the forward-looking statements as a result of various factors, some of which are unknown. Bucyrus’ policy on forward-looking statements, including a list of factors that could cause actual results to differ materially from those anticipated in forward-looking statements, as well as risk factors relating to Bucyrus are included in Bucyrus’ 2008 Form 10-K filed with the Securities and Exchange Commission on March 2, 2009 and any other cautionary statements described in other reports filed by Bucyrus with the Securities and Exchange Commission. All forward-looking statements attributable to Bucyrus are expressly qualified in their entirety by the foregoing cautionary statements. Bucyrus undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.